UNISYS

                                 DATA PROCESSING
                               SERVICES AGREEMENT





                                     BETWEEN


                               UNISYS CORPORATION


                                       AND


                         Pacifica Bank (In Organization)


                            Dated as of May 19, 1998



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                                TABLE OF CONTENTS

         1. DEFINITIONS.....................................................1
         2. EFFECTIVE DATE/START-UP DATE/TERM OF AGREEMENT: ................3
         3. FACILITIES:.....................................................3
         4. EQUIPMENT.......................................................3
         5. SOFTWARE........................................................3
             5.1 CLIENT-OWNED SOFTWARE .....................................3
             5.2 CLIENT-USED SOFTWARE: .....................................4
             5.3 UNISYS SOFTWARE: ..........................................5
         6. DATA COMMUNICATIONS: ...........................................5
         7. HUMAN RESOURCES.................................................6
         8. SERVICES........................................................6
             8.1 INITIAL SERVICES ..........................................6
             8.2 MODIFICATION OF SERVICES ..................................7
             8.3 CLIENT OBLIGATIONS ........................................7
         9. CHARGES AND PAYMENTS: ..........................................9
             9.1 MONTHLY BASE CHARGE: ......................................9
             9.2 ADDITIONAL CHARGES: ......................................10
             9.3 REIMBURSEMENT OF EXPENSES: ...............................11
             9.4 TAXES:....................................................11
             9.5 RERUNS:...................................................11
             9.6 PAYMENT:..................................................11
9.7 VERIFICATION OF COSTS:.................................................11
         10. TRANSITION:...................................................12
         11. SECURITY:.....................................................12
             11.1 SECURITY FOR SERVICE CENTER/CLIENT PREMISES:.............12
             11.2 SAFEGARDING CLIENT DATA:.................................12
         12. CONFIDENITALITY:..............................................13
         13. AUDIT RIGHTS:.................................................13
         14. CLIENT'S DATA FILES:..........................................14
         15. RIGHTS IN WORK PRODUCT:.......................................14
         16. INSURANCE:....................................................15
         17. REPRESENTATIONS, WARRANTIES AND DISCLAIMERS: .................15
         18. FORCE MAJEURE:................................................16
         19. DISPUTE RESOLUTION: ..........................................16
         21. SUSPENSION AND TERMINATION: ..................................17
         22. TERMINATION ASSISTANCE: ......................................18
         23. LIMITATION OF LIABILITY: .....................................20
         24. NOTICES:......................................................20
         25. OTHER PROVISIONS: ............................................21


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                                 DATA PROCESSING
                               SERVICES AGREEMENT

This Data Processing Services Agreement (this "Agreement") is made as of the 18thday of May, 1998 by and between Unisys Corporation ("Unisys") a Delaware corporation, with a place of business at 12010 Sunrise Valley Drive, Reston, VA 22091 and Pacifica Joint Venture ("Client") with a place of business at
_____________________________________.

Unisys agrees to provide Services to Client, and Client agrees to purchase Services from Unisys, in accordance with this Agreement. A Summary of Exhibits and Schedules is attached as Exhibit 1.

Accordingly, in consideration of the premises and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:


1.       Definitions:

For all purposes of this Agreement, the following terms shall have the following meanings:

1.1 Application Software - custom programs and programming aids with supporting documentation, including, but not limited to, input and output formats, program listings, system flowcharts, narrative descriptions and operating instructions and all tangible media upon which such programs are recorded. Collectively, these programs make up the various automated client applications/ systems which will be run at the Service Center or the Client Premises.

1.2 Client Equipment - the central processing equipment and associated peripheral and other equipment, identified on the applicable SOW Schedule, which are owned or leased by Client and which will be provided by Client at the Service Center or at Client sites.

1.3 Client-Owned Software - the Software identified on the applicable SOW Schedule, which is the property of Client which is to be provided by Client at the Service Center or at Client sites.

1.4 Client Premises - has the meaning given it in Section 8.3(b).

1.5 Client Teleprocessing Equipment - has the meaning given it in Section 6,

1.6 Client-Used Software - the software products, not the property of Client, which have been operated by Client at Client sites prior to the Effective Date and which are identified on the applicable SOW Schedule.

1.7 Confidential Information - has the meaning given it in Section 12



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1.8 Effective Date - the date first above written.

1.9 Equipment - Client Equipment and Unisys Equipment.

1.10 Modified Services - has the meaning given it in Section 8.2(a).

1.11 Monthly Base Charge -the fixed monthly charges specified in Exhibit IV to be paid to Unisys by Client for the Services

1.12 Rationalization - has the meaning given it in Section 8.1(c).

1.13 Service Center - the service center located at: 3101 Pegasus Rd, Bakersfield, CA 93308 (or any other service center to which the data processing may be relocated pursuant to a Regionalization) from which Unisys shall provide Services to Client hereunder.

1.14 Services - those forms of installation, maintenance, development, support, systems services and education, and other systems operations more particularly identified in the SOW to be performed by Unisys for Client at the Service Center and/or the Client Premises.

1.15 Software - all System Software and Application Software and any related documentation.

1.16 SOW - the Statement of Work which is attached hereto as Exhibit II and incorporated herein by reference and the Schedules referenced therein.

1.17 Start-up Date - the date specified in Exhibit III.

1.18 System Software - all operating system software, data communications software and the various utilities and supporting documentation utilized at the Service Center or the Client Premises, including but not limited to, programs, input and output formats, program listings, system flowcharts, narrative descriptions and operating instructions, and shall include tangible media upon which such programs are recorded.

1.19 Term of Agreement - the period of time specified in Exhibit III.

1.20 Unisys Equipment - the central processing equipment and associated peripheral and other equipment, identified on the applicable SOW Schedule, which are owned or leased by Unisys and which will be provided by Unisys, for the benefit of Client, at the Service Center or at Client sites.

1.21 Unisys Materials - has the meaning given it in Section 15.

1.22 Unisys Software - the Software, identified on the applicable SOW Schedule, which is owned by Unisys and will be provided by Unisys, for the benefit of Client, at the Service Center or at Client sites.

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2.       Effective Date/Start-Up Date/Term of Agreement:

This Agreement will become effective on the Effective Date and will continue in effect until terminated in accordance with its terms. The Services to be provided by Unisys shall commence on the Start-up Date and shall continue thereafter for the Term of Agreement unless this Agreement is earlier terminated in accordance with its terms. Thereafter, any further extensions shall be in accordance with mutually agreed upon terms.

3.       Facilities:

Unisys will provide the Services from the Service Center. Any facility features required by Client are more particularly described in the SOW. Client will make available to Unisys the Client Premises identified in Section 8.3(b).

4.       Equipment:

Client shall make available to Unisys the Client Equipment and Unisys shall make available additional Equipment as specified in the SOW. Unisys will assume the cost of maintenance for the Equipment listed in the applicable SOW Schedules for as long as such Equipment is used by Unisys to provide Services to Client under this Agreement.

5.       Software:

5.1 Client-Owned Software

(a) Client-Owned Software is and shall remain Client's property, except that Unisys shall have the right to the use of such Software at the Service Center or the Client Premises without charge to Unisys in order to provide Services to Client. Unisys shall maintain and safeguard the existing documentation of Client-Owned Software while in Unisys possession and deliver the same to Client promptly upon termination of this Agreement or on such earlier date that such documentation is no longer required by Unisys.

(b) Client shall and hereby does grant to Unisys a non-exclusive license to use any and all Client-Owned Software, including all related documentation, for the purpose of rendering Services to Client. Client-Owned Software shall not be utilized directly or indirectly by persons other than Unisys full-time or part-time employees or other contract persons hired by Unisys and shall only be utilized on Equipment owned or leased by Unisys or by Client and situated at the Service Center or the Client Premises.

(c) Except with the prior written consent of Client, only Client work shall be processed utilizing the Client-Owned Software, except that Unisys may, from time to time, produce/ manipulate data (but not Client data) for its own needs (such as staff time reporting data, machine utilization statistics, etc.).

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(d) Client, at its own expense, will defend and indemnify Unisys against claims that Client-Owned Software furnished under this Agreement infringes a United States patent or copyright or misappropriates trade secrets protected under United States law, provided Unisys (a) gives Client prompt written notice of any claim known by Unisys, (b) permits Client to defend or settle the claims and (c) provides all reasonable assistance to Client in defending or settling the claims. Client will not defend or indemnify Unisys if any claim of infringement or misappropriation (a) is asserted by a parent, subsidiary or affiliate of Unisys or (b) results from Unisys alteration of any Client-Owned Software.

5.2      Client-Used Software:

(a) Client shall, during the Term of Agreement, obtain all necessary consents and licenses from third parties for Unisys to utilize Client-Used Software for the purposes intended under this Agreement, at no cost to Unisys. In the event Unisys shall be required to pay for access to use any such Client-Used Software, Client shall reimburse Unisys for all amounts which Unisys so pays. Client, at its own expense, will defend and indemnify Unisys against claims that Unisys is not authorized to utilize or operate any of the Client-Used Software in providing Services to Client under this Agreement.

(b) Unisys will utilize Client-Used Software only for the purposes permitted by the applicable consent or license obtained by Client from the third party software vendor.

5.3      Unisys Software:

(a) Unisys Software is and will remain Unisys property and Client shall have no rights or interests therein except as specifically described herein. Unisys, at its own expense, will defend and indemnify Client against claims that Unisys Software furnished under this Agreement infringes a United States patent or copyright or misappropriates trade secrets protected under United States law, provided Client (a) gives Unisys prompt written notice of any claim known by Client, (b) permits Unisys to defend or settle the claims and (c) provides all reasonable assistance to Unisys in defending or settling the claims. Unisys will not defend or indemnify Client if any claim of infringement or misappropriation
(a) is asserted by a parent, subsidiary or affiliate of Client, (b) results from Client's alteration of any Unisys Software or (c) results from use of any Unisys Software in combination with any non-Unisys Software.

(c) At no time may the Unisys Software or any of the various components thereof or any modifications thereto, be disclosed to third parties, sold, assigned, leased or otherwise disposed of, or commercially exploited or marketed in any way, with or without charge, except by Unisys. Further, Client shall keep confidential the Unisys Software and will not permit the Unisys Software to be copied, reproduced or disclosed to third parties, in whole or in part, by any person, firm or corporation, at any time.

6.       Data Communications:

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Client will provide all communication lines, ports, modems, interface equipment and terminals, necessary for use in connection with this Agreement, between Client's facilities as designated in the SOW (hereinafter referred to as "Client Teleprocessing Equipment"). With respect to such Client Teleprocessing Equipment, Client does hereby appoint Unisys as its sole technical and management agent for all matters relating to such Client Teleprocessing Equipment.

Client shall so notify such third parties as are necessary and appropriate within a reasonable time after the Effective Date. With respect to selecting additional or replacement Client Teleprocessing Equipment, Unisys and Client shall mutually confer and agree upon the selection of additional or substitute Client Teleprocessing Equipment and the ongoing management of such equipment.

7.       Human Resources:

7.1 Commencing on the Effective Date, Unisys may offer employment to certain mutually designated employees of Client in accordance with Unisys normal employment policies. Commencing on the Start-up Date, Unisys will provide for the staffing of the Service Center, which shall consist of a program manager and such other personnel as are necessary to perform the Services. The program manager shall be a full-time Unisys employee. The program manager shall be the focal point for all Service Center related issues.

7.2 Except as otherwise agreed in writing, after the Start-up Date, during the Term of Agreement and for a period of one (1) year thereafter, both parties agree to refrain from recruiting any officer or employee employed then or within the preceding twelve (12) months by the other party or a subsidiary or parent of the other party. This restriction applies only to officers and employees who are directly involved with this Agreement.

8.       Services:

8.1 Initial Services.

(a) Commencing on the Start-up Date and during the Term of Agreement, Unisys shall provide the Services to Client and Client will purchase the Services from Unisys at the Service Center and/or the Client Premises.

(b) Client acknowledges that its needs and objectives have been fully reflected in the SOW and that Unisys performance under this Agreement shall be assessed solely by reference thereto.

(c) Notwithstanding anything to the contrary contained herein, it is understood and agreed by Unisys and Client that Unisys is not providing to Client hereunder any year 2000 "millennium" software redevelopment or testing services unless such services are specifically described in the SOW.

(d) Unisys may, at its option and subject to obtaining any relevant consents in respect of Client-Used Software, transfer processing of Client's data hereunder to a

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regional service center provided by Unisys. Unisys shall be responsible for directing and performing this transfer ("Regionalization") and Client agrees to provide all cooperation reasonably requested by Unisys to accomplish Regionalization in a timely manner. Except as otherwise provided in this Agreement or mutually agreed upon in writing, Unisys shall bear all costs of Regionalization and shall be responsible for determining the date
Regionalization is complete and notifying Client of such date.

8.2 Modification of Services

(a) If Client shall, at any time during the Term of Agreement, require any additions to or changes in scope of the Services ("Modified Services") then it shall request the same in accordance with the provisions of Section 8.2(b).

(b) (i) Unisys and Client shall negotiate in good faith in an attempt to agree on such specifications as are reasonably necessary for Unisys to provide the Modified Services.

              (ii) Unisys shall have a period of thirty (30) days within which to respond to Client requests for the provision of Modified Services giving an estimate of the date by or on which Unisys will be able to implement such request and a quotation for the price to be paid by Client and terms in respect thereof. Client shall, within thirty (30) days of receipt of such estimate and quotation, notify Unisys in writing whether or not Client accepts the same.

8.3 Client Obligations.

In connection with the Services provided hereunder by Unisys, Client will, in addition to its other obligations hereunder, at its own cost and expense and on a timely basis:

(a) Pay any lease and/or maintenance costs associated with any mutually agreed upon Client Equipment supplied by Client to the Service Center or the Client Premises. Operation of any such Client Equipment will be performed by Unisys personnel.

(b) Commencing on the Effective Date, provide to Unisys (i) the Service Center, if Client is responsible for providing the Service Center hereunder, and (ii) such space, office furnishings, janitorial service, telephone service, utilities (including air conditioning) and office-related equipment, supplies and duplicating services in Client's premises designated in the applicable SOW Schedule, as Unisys shall require for offices and computer room (all of such space, whether one or more locations, being herein collectively referred to as the "Client Premises"). Unisys shall have access to the Client Premises twenty-four (24) hours per day, seven (7) days a week, subject to Client's reasonable security rules. In addition, Client shall provide storage space for all supplies as Unisys may reasonably require. Unisys agrees that the right granted to Unisys by Client for the location of Equipment and data processing personnel at the Client Premises is subject to Client having the right to occupy such facility. Notwithstanding the foregoing, Client remains obligated to provide, without interruption, a facility in which to locate such Equipment and personnel suitable for Unisys satisfactory performance of the Services under this Agreement. If any move from one Client Premises to another becomes necessary, Client shall be responsible for

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reasonable costs as agreed between Client and Unisys related to the relocation of all Equipment and personnel (both Client and Unisys). Unisys and Client will cooperate to minimize any such costs.

(c) Comply with the terms and provisions of all leases, licenses and other agreements relating to the Client Premises and the Service Center if Client is responsible for providing the Service Center hereunder, and shall renew the same whenever necessary so as to enable Unisys to perform the Services under this Agreement.

(d) Indemnify Unisys against any loss, liability or claims that may be incurred by Unisys and which arise by virtue of Unisys presence in or occupation of the Client Premises and the Service Center if Client is responsible for providing the Service Center hereunder, where such liability arises from non-compliance by Client or its predecessor in title with laws or regulations dealing with environmental protection, dumping of waste deposits, defective premises or matters relating to health and safety.

(e) Furnish all available current documentation for applications, run streams and period-end activities plus all other documentation required for Unisys to successfully perform the Services under this Agreement.

(f) Supply any and all required source data and machine readable data with applicable control totals in the form presently used with respect to Client-Owned Software and Client-Used Software and in the form required by Unisys with respect to Unisys Software.

(g) Furnish ten (10) business days of on-site operations training to the Unisys staff. This training will cover all three shifts and will take place at the site identified in the SOW prior to the Start-up Date. The scheduling of this training shall be mutually agreed to by the Unisys program director and the appropriate Client management.

(h) Maintain sufficient personnel for the continuance of operations and training through the Start-up Date. Client shall be responsible for the expenses of its personnel. The scheduling of work days shall be mutually agreed upon by the Unisys program manager and the appropriate Client management.

(i) Maintain any clerical procedure manuals originally prepared by Unisys and provided to Client for use by Client personnel.

(j) Train Client personnel to prepare input for and to effectively utilize output from the Software operated hereunder.

(k) Provide the necessary transportation for data and reports between the Client Premises and Client's other locations.

(l) Inspect and review all reports prepared by Unisys within three (3) business days after receipt thereof for daily and weekly reports and within five (5) business days after receipt thereof for monthly or other periodic reports. Failure to so reject any such report within the time specified shall constitute acceptance thereof.
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(m) Provide all data processing related forms and supplies, required by Unisys to provide Services, to include all pre=printed and stock tab forms, cards, labels, magnetic tapes, disc packs, printer ribbons and communications supplies; and decollate, burst and distribute internally at Client locations the output reports returned by Unisys.

9.       Charges and Payments:

9.1 Monthly Base Charge:

(a) Client shall pay Unisys the Monthly Base Charge in accordance with Exhibit
IV. Payment shall be made to Unisys on the first business day of the month for which Services are to be rendered.

(b) The Monthly Base Charge payable by Client under Section 9.1(a) of this Agreement will be adjusted on an annual basis as follows:

              (i) Definitions. For purposes of this Section 9.1(b):

              (A) "CPI" shall mean the Consumer Price Index for All Urban Consumers, U.S. City Average, for All Items (1982-1984 = 100), as published by the Bureau of Labor Statistics of the U.S. Department of Labor.

              (B) "Base CPI" shall mean the CPI published as final by the Bureau of Labor Statistics for June, 1998.

              (C) "Base Date" shall mean July 31, 1998.

              (D) "Current CPI" shall mean, with respect to each anniversary of the Base Date, the CPI published as final by the Bureau of Labor Statistics for December of the previous calendar year.

              (E) "Net CPI" shall mean, with respect to each anniversary of the Base Date, the Current CPI for that anniversary date minus the Base CPI.

              (F) "Percentage Change" shall mean, with respect to each anniversary of the Base Date, the Net CPI for that date divided by the Base CPI.

              (ii) Annual Adjustment. The Monthly Base Charge, as then previously adjusted pursuant to this annual adjustment methodology, will be adjusted, prospectively, effective as of each anniversary of the Base Date as follows:

              (A) If the Percentage Change for that anniversary of the Base Date is 0.02 or less, then there will be no adjustment to the Monthly Base Charge.

              (B) If the Percentage Change for that anniversary of the Base Date is 0.05 or less, but greater than 0.02, then the Monthly Base Charge for the then remaining Term of Agreement will be increased by an amount determined in accordance with the formula: {Monthly Base Charge x 0.75 x 1/2 of (Percentage Change - 0.02)}.

              (C) If the Percentage Change for that anniversary of the Base Date is greater than 0.05, then the Monthly Base Charge for the then remaining Term of Agreement will be increased by an amount determined in accordance with the formula: {the sum of (A) Monthly Base Charge x 0.75 x 1/2 of (0.05 -0.02), plus (B) Monthly Base Charge x 0.75 x (Percentage Change - 0.05)}.

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              (iii) CPI Replacement. In the event that the Bureau of Labor
              Statistics stops publishing the CPI or substantially changes the content or format of the CPI, Unisys and Client will substitute another comparable measure published by a mutually agreeable source; provided, however, that if the change is merely to redefine the base period for the CPI from 1984-1986 to some other period, Unisys and Client will continue to use the CPI but will, if necessary, convert either the Current CPI or the Base CPI to the same basis as the other by multiplying such CPI by the appropriate conversion factor.

9.2 Additional Charges:

The parties recognize that, in certain situations, special billings or credits must be accommodated for Modified Services described in Section 8.2. In these cases, Unisys and Client will express their mutual agreement by completing and signing a Special Billing/Credit Authorization substantially in the form of
Exhibit V hereto. Additional charges due to Unisys under this Section 9.2 will be billed to Client monthly in arrears.

9.3 Reimbursement of Expenses:

Client shall reimburse Unisys for any reasonable expenses, including travel, incurred by Unisys in response to Client requests for services not set forth in this Agreement.

9.4 Taxes:

Client will pay any tax Unisys becomes obligated to pay by virtue of this Agreement, exclusive of taxes based on the income of Unisys.

9.5 Reruns:

Client shall pay the reasonable charges of Unisys for excessive or unreasonable reruns or extra shift time hours necessitated by incorrect or incomplete data or erroneous instructions supplied to Unisys by Client and for corrections of programming, operator and other processing error caused by Client and its employees or agents.

9.6 Payment:

(a) The Monthly Base Charge due under Section 9.1 and set forth in Exhibit IV is payable as therein specified. Additional charges due under Section 9.2 are due and payable no later than 30 days from invoice date. Unisys may impose a late payment charge equal to the lesser of (a) 1-1/2% per month or (b) the maximum rate allowed by law for payments received after the due date.

(b) Payment shall be remitted to the address or the electronic transit routing indicated on the Unisys invoice.

9.7 Verification of Costs:

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The Monthly Base Charge is based upon information furnished by Client to Unisys but not independently verified by Unisys. Client represents to Unisys that such information, particularly as it relates to costs, is accurate and contains no material omissions. Client agrees to increase the Monthly Base Charge and volume charges, if any, specified in Section 9.3 of the SOW in order to compensate Unisys for the extra cost incurred by it in assuming such data processing operations as a result of inaccuracies or omissions determined by Unisys within six months of the Start-up Date.

10.      Transition:

Unisys will conduct an orderly transition from the current Client data center environment to the Unisys managed data center environment in accordance with the SOW.

11.      Security:

11.1 Security for Service Center/Client Premises:

(a) Where Unisys provides the Service Center, Unisys will perform those security procedures mutually agreed to with Client which are in practice at the Service Center as of the Effective Date. In the event that revised or additional procedures are required by Client, and such revisions or additions cause Unisys to incur additional costs, then Client shall reimburse Unisys for such costs. Except as provided in Section 8.3 and 13 herein, Client personnel shall not operate the Equipment and Software to be utilized by Unisys to provide Services to Client hereunder and shall not have access to any room where any such Equipment and Software may be located or assist Unisys in any manner without the prior consent of Unisys.

(b) Unisys personnel shall comply with the reasonable rules of Client with respect to any required access to the Client Premises and Client shall be responsible for security of the Client Premises. Unisys agrees that Unisys employees, while on the Client Premises, will comply with Client's published policies and procedures regarding safety and personal conduct. The foregoing notwithstanding, Unisys reserves to itself all rights regarding discipline or other action relating to its employees. Unisys will make good faith efforts to ensure compliance by its employees with such policies and procedures. Client may, in good faith, exclude from its premises any employees, agents, visitors or suppliers of Unisys for the protection of its property and other interests.

11.2 Safeguarding Client Data:

Unisys will maintain reasonable safeguards against the destruction, loss or alteration of Client's data and data files in the possession of Unisys. Such safeguards shall be no less rigorous than those Unisys observes in safeguarding its own data of a similar type.

Notwithstanding anything to the contrary contained herein, it is understood and agreed by Unisys and Client that Unisys is not providing disaster recovery services to

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Client hereunder unless such disaster recovery services are specifically described in the SOW.

12.      Confidentiality:

Except as otherwise provided herein, Unisys and Client each agree that all written information communicated to it by the other, whether before the Effective Date or during the Term of Agreement, and (a) marked as confidential or proprietary; or (b) regarding customers; human resources; financial costs, expenses or operations; inventory, purchasing or merchandising; or plans, strategies or forecasts (hereinafter collectively referred to as "Confidential Information") shall be used only for the purposes of this Agreement, and that no Confidential Information of the other party shall be disclosed to outside parties by the recipient party, its agents or employees without the prior written consent of the other party. Each party agrees to take all reasonable precautions to prevent the disclosure to outside parties of Confidential Information of the other party, including without limitation, the terms of this Agreement, except for information which is (i) not marked as confidential or proprietary or included in the categories identified above, (ii) already known by or available to the other party or its parent or subsidiaries at the time of disclosure; (iii) independently generated by either of the parties hereto or its parent or subsidiaries and not derived from the Confidential Information of the other party, (iv) generally known or available to the public, or which may later become generally known or available to the public except where such knowledge or availability is the result of an unauthorized disclosure by one of the parties hereto, (v) disclosed to the other party or its parent or subsidiaries by a third party who is lawfully permitted to make such disclosure, (vi) made available by the other party to a third party without a similar restriction; or
(vii) required to be disclosed by either party or their parent or subsidiaries by law, regulation, court order or other legal process. This obligation of confidentiality shall cease two (2) years after the return of such Confidential Information to the disclosing party by the receiving party or two (2) years after the termination of this Agreement, whichever is later.

13.      Audit Rights:

Client shall notify Unisys of those Client employees, agents and auditors, whether internal or external, who are to have access rights to the Service Center where Unisys is performing Services hereunder. All such persons will have reasonable access to all Equipment and Software used by Unisys to provide Services for Client hereunder, for the limited purpose of performing all necessary steps in connection with Client's audit. Upon written request of Client, Unisys will assist Client auditors in the application of test programs against Client files and test files as authorized. Such assistance will include the use of Unisys systems and operations support personnel necessary to perform the normally required tests. Unisys will also permit reasonable access to any facility in which Client's data is being processed and will perform all of the services described above. Unisys will be entitled to compensation at its then standard rates for any services, other than of routine nature, rendered in connection with any such audit or inspection.

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14.      Client's Data Files:

Client's data files and the data contained therein shall be and remain Client's property and shall be returned to it by Unisys upon termination of this Agreement or, with respect to any particular data files and data, on such earlier date that the same are no longer required by Unisys in order to render Services hereunder. Client's data shall not be utilized by Unisys for any purpose other than that of rendering Services to Client under this Agreement nor shall Client's data, or any part thereof, be disclosed, sold, assigned, leased or otherwise disposed of to third parties by Unisys or commercially exploited by or on behalf of Unisys.

15.      Rights in Work Product:

The respective rights of Unisys and Client in all Software developments shall be determined as follows:

         (a) All work developed by Unisys not having independent functionality shall be considered part of the work to which it is a modification or enhancement.

         (b) Any enhancements, modifications or developments made by Unisys to Unisys Software shall belong to Unisys and any enhancements, modifications or developments made by Unisys to Client-Owned Software shall belong to Client.

         (c) Client shall own all work having independent functionality that is developed by Unisys using resources paid for solely by Client under this Agreement; provided, however, that Unisys has perpetual and irrevocable right to market, distribute or sublicense such work on payment of a royalty to Client in an amount equal to 50% of the license fee received by Unisys. Such marketing rights are exclusive during the Term of Agreement

         (d) As used above "independent functionality" means a computer program or code which may or may not be part of an existing work but which when operated alone or in conjunction with other programs or code, performs a function not previously available from an existing work.

Client agrees that this Agreement shall not prevent Unisys from providing services to other customers using the ideas, concepts, techniques, know how and experience used hereunder or from developing products or services which might be similar to or competitive with the work product developed under this Agreement.

The work product developed by Unisys hereunder shall not include any Unisys materials which shall remain the property of Unisys or its third party licensors ("Unisys Materials"). Unisys Materials are generally used or provided to Unisys customers in the normal course of Unisys business and include but are not limited to products, software documentation, algorithms, methodologies, notes, data, processes, techniques or know how or any modifications or enhancements thereto and all intellectual property rights contained therein.

16.      Insurance:

Unisys shall maintain, at its own expense, policies of fire and theft insurance with respect to its own property; comprehensive general liability insurance covering both personal injury and property damage and including contractual liability and products liability endorsements; and comprehensive automobile insurance to cover owned, non-owned, hired and rented cars, all of which shall pertain to its providing Services to Client under this Agreement. The policy of comprehensive general liability insurance shall provide for coverage of no less than two million dollars ($2,000,000) combined single limit. Unisys shall maintain worker's compensation insurance as required by law for the protection of Unisys employees. Upon request, Unisys shall provide certificates for all such policies to Client prior to the Start-up Date. Client will be named additional insured on the comprehensive general liability insurance to the extent of the Unisys indemnification in Section 23.4.

17.      Representations, Warranties and Disclaimers:

17.1 Each party hereto separately represents and warrants to the other party hereto that it has full corporate power and authority to enter into this Agreement and that the execution and delivery of this Agreement and the carrying out of the transactions contemplated by it have been duly and validly authorized by all necessary corporate action and do not violate any provision of its charter, certificate of incorporation or by laws.

17.2 Unisys represents and warrants that it shall perform the Services in a professional and workmanlike manner and in so doing shall (a) use individuals of suitable training and skills and (b) subject to the terms of this Agreement, comply with all regulatory requirements applicable to the provision of the Services.

17.3 Unisys represents and warrants that the Service Center will remain in operation and provide Services for the total number of cumulative hours per month specified herein. During any monthly period, Unisys will either extend the shift time operations or provide for alternative processing if any of the Services to be provided herein are unduly delayed.

17.4 Client represents and warrants that Unisys management and/or occupation of the Client Premises does not violate any provisions of any lease, covenant, license or other similar agreement between Client and any third party and that Client shall continue to be primarily liable for compliance with such provisions.

17.5 EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, THERE ARE NO WARRANTIES, EXPRESS OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE. UNISYS DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, FOR BOTH UNISYS AND NON-UNISYS PRODUCTS, UNLESS SUCH PURPOSE HAS BEEN SPECIFICALLY IDENTIFIED IN THIS AGREEMENT. UNISYS WARRANTIES EXTEND SOLELY TO CLIENT.

18.      Force Majeure:

Unisys shall be excused from performance hereunder for the period of time and to the extent that Unisys is prevented from performing any of the Services, in whole or in part, as a result of delays caused by Client, an act of God, war, civil disturbance, court order, labor dispute, third party non-performance or other cause beyond Unisys reasonable control, including failures or fluctuations in electrical power, heat, light, air conditioning or telecommunications equipment and such non-performance shall not be a default or a ground for termination.


19.      Dispute Resolution:

If, at any time, either party hereto shall in good faith determine that the other party has failed to perform or comply with any of the terms of this Agreement, such party shall notify the other party, in writing, of such alleged failure to perform or comply (a "Dispute Notice"). Any good faith dispute submitted to the terms of this Section 19 shall be brought to the attention of the representatives of the parties as set forth below to resolve such dispute. Either Unisys or Client may bring the dispute to the attention of the first level of such representatives. Receipt of a Dispute Notice by the first level of representatives shall commence a time period within which the respective representatives shall exercise their best efforts to resolve such dispute. If the respective representatives cannot resolve the dispute within the time period listed below, the dispute shall be referred to the higher level of representatives as set forth below. If, in good faith, agreement cannot be reached after a meeting between the higher levels of representatives, either party may then assert its other rights and remedies under this Agreement. Unisys and Client agree that, notwithstanding any disagreement as to any matter under this Agreement, each party shall continue to perform its respective responsibilities and obligations under this Agreement pending the resolution of such dispute unless and until this Agreement expires or is terminated in accordance herewith.

Time Period                Unisys Representative                 Client
Representative
(Business Days)

0 to 5th                   Program Manager

6th to 10th                Principal, Service Delivery

20.      Arbitration:

20.1 Subject to Sections 20.2 through 20.5, any controversy or claim arising out of or relating to this Agreement or the breach thereof, which cannot be resolved by the dispute resolution process set forth in Section 19, will be settled by arbitration before three arbitrators in accordance with the Rules of the American Arbitration Association (AAA) then in effect and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration will be conducted in the city nearest Client's main U.S. office having an AAA regional office. The arbitrators will be selected from a panel of persons having experience with and knowledge of electronic computers and the computer business, at least one of the arbitrators shall have Banking experience, and at least one of the arbitrators selected will be an attorney.

20.2 The arbitrators will have no authority to award punitive damages nor any other damages not measured by the prevailing party's actual damages and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement.

20.3 Either party, before or during any arbitration, may apply to a court having jurisdiction for a temporary restraining order or preliminary injunction where such relief is necessary to protect its interests pending completion of the arbitration proceedings. Arbitration will not be required for actions for recovery of specific property, such as actions for replevin.

20.4 Neither party nor the arbitrators may disclose the existence or results of any arbitration hereunder without the prior written consent of both parties.

20.5 Prior to initiation of arbitration or any other form of legal or equitable proceeding, the aggrieved party will give the other party written notice in accordance with Section 24 describing the claim and amount as to which it intends to initiate action.

21.      Suspension and Termination:

21.1 Unisys may suspend providing Services hereunder, upon ten (10) days written notice to Client, if any payment under this Agreement is past due.

21.2 Without prejudice to other remedies, Unisys may terminate this Agreement for default by Client if Client fails to make any payment of (a) the Monthly Base Charge provided for in Section 9.1, identified as delinquent in a written notice from Unisys to Client, within twenty (20) days after receipt by Client of such notice or (b) any other payment, identified as delinquent in a written notice from Unisys to Client, within thirty (30) days after receipt by Client of such notice.

21.3 Without prejudice to other remedies, either party may terminate this Agreement if the other party fails to make a good faith effort to cure any default relating to Section 12 within thirty (30) days after receipt of a notice from the other party identifying such default.

21.4 Except as otherwise provided in Sections 21.1 through 21.3, and without prejudice to other remedies, if either party materially defaults in the performance of any of such party's material duties or obligations under this Agreement, which default shall not be substantially cured within thirty (30) days after written notice is given to the defaulting party specifying the nature of the default, or with respect to those defaults which cannot reasonably be cured within thirty (30) days, if the defaulting party fails to proceed within ten (10) days to commence curing such default and thereafter to proceed with all due diligence to substantially cure such default, then the party not in default may forthwith terminate this Agreement by giving written notice to that effect to the defaulting party.

21.5 If either party becomes or is declared insolvent or bankrupt, is the subject of any proceeding relating to its liquidation, winding-up, insolvency or the appointment of a receiver, administrator or similar officer, makes an assignment for the benefit of all or substantially all of its creditors or enters into an agreement for the composition, extension or readjustment of all or substantially all of its obligations, then the other party, within the conditions of applicable law, may immediately terminate this Agreement by giving written notice to that effect.

22.      Termination Assistance:

In connection with the expiration or termination of this Agreement, Unisys and Client shall cooperate in good faith in order to provide for the orderly transition to Client of the Services in accordance with the following:

         (a) At least six (6) months prior to the expiration date of this Agreement, Unisys and Client shall jointly develop a transition plan setting forth the respective tasks to be performed by each party in connection with the transition, a schedule on which the tasks are to be performed and Unisys charges, if any, for the termination services.

         (b) To the extent that Unisys Software is then being operated by Unisys in the performance of the Services, such Unisys Software shall be and remain the property of Unisys or its suppliers, but, where possible, Unisys will provide to Client a non-exclusive, non-transferable license to utilize such Unisys Software in connection with Client's continuing performance of the services previously provided by Unisys, subject to the prior execution of a written license agreement containing mutually acceptable terms and conditions including, but not limited to, provisions for the (i) payment of applicable license fees and (ii) protection of proprietary rights of Unisys or other suppliers.

         (c) During the implementation of the transition plan, or on the date of termination of this Agreement, Client shall be entitled to discuss employment with any employee of Unisys who is then solely and directly engaged in providing Services to Client. Before the commencement of any such discussions, Client shall deliver to Unisys a preliminary list of the employees with whom Client desires to discuss employment and the parties shall review the preliminary list and develop a mutually acceptable final list of employees and a schedule upon which Client may conduct the discussions. Unless Unisys otherwise agrees, Client shall not discuss employment with any other Unisys employee or otherwise interfere with the ability of Unisys to perform its operational, transition or other responsibilities under this Agreement.

         (d) Client shall pay to Unisys (i) all expenses and charges directly or indirectly incurred by Unisys as a result of any termination of this Agreement, other than a valid termination by Client under Section 21.3, 21.4 or 21.5, in addition to any other damages to which Unisys may be entitled and (ii) on the first day of each month and as a condition to

                  Unisys obligation to provide termination services to Client or any third party, an amount equal to Unisys reasonable estimate of the total amount payable to Unisys for such termination services for that month, in the event this Agreement is terminated by Unisys pursuant to Section 21.2 or 21.5.

         (e) Prior to providing any of the foregoing termination services to a third party, Unisys shall be entitled to receive from such third party, in form and substance reasonably acceptable to Unisys, written assurances that (i) such third party will maintain at all times the confidentiality of any Unisys proprietary information, software or materials disclosed or provided to, or learned by, such third party in connection therewith and (ii) such third party will use such information, software or materials exclusively for purposes for which Client is authorized to use such information, software or materials pursuant to this Agreement.

23.      Limitation of Liability:

23.1 Unless further limited elsewhere in this Agreement, the entire liability of Unisys and Client's exclusive remedy for damages from any cause relating to or arising out of this Agreement, regardless of the form of action, whether in contract or in tort, will not exceed the greater of (a) $100,000 or (b) the charges paid to Unisys during the twelve month period immediately prior to Client's notice pursuant to Section 20.5 for the Services which are provided hereunder.

23.2 In no event will either party be liable for (a) any incidental, indirect, special, consequential or punitive damages, even if the party knew or should have known of the possibility of such damages or (b) claims, demands or actions against the other party by any person, beyond the extent to which the party is responsible for the act or omission by which the claim, demand or action is based.

23.3 The limitations of liability described in this Section 23 do not apply to direct damage to tangible property or injury to persons, including death, caused by and to the extent of the negligent acts or omissions of Unisys or Client.

23.4 Notwithstanding the foregoing, each of the parties hereto agrees to defend and indemnify the other party against claims for damage to tangible property or injury to persons, including death, to the extent caused, or alleged to have been caused, by the negligent acts or omissions of such party.

24.      Notices:

24.1 All notices required by this Agreement to be given to Client shall be sent to its address on the first page of this Agreement.

24.2 All notices required by Section 20 and 21 to be given to Unisys will be sent to:

         Unisys Corporation
         USCD Outsourcing Practice
         Contracts Department

         12010 Sunrise Valley Drive Reston, VA 22091

All other notices to Unisys will be sent to the Unisys office which has been servicing Client.

24.3 All notices required by Section 20 will be sent by certified or registered mail.

25.      Other Provisions:

25.1 This Agreement may be terminated by either party upon sixty (60) days written notice prior to the first day of the next succeeding month of service if such party ceases to operate its business in its entirety. For Unisys, the term "ceases to operate its business" includes the cessation of its data processing services business.

25.2 Any failure or delay by either party in exercising any right or remedy will not constitute a waiver.

25.3 This Agreement will be governed by the laws of the State of Washington.

25.4 This Agreement, including the referenced Exhibits and Schedules, constitutes the entire agreement between the parties with respect to the Services provided hereunder and supersedes all prior proposals and agreements, both written and oral and all other written and oral communications between the parties. The terms and conditions of this Agreement will supersede all other terms and conditions submitted by Client.

25.5 Neither party shall assign its rights or obligations hereunder (other than said party's interest in any Equipment, or right to receive payments), without the prior written consent of the other party; provided, however, that either party may at any time assign all of its rights and obligations hereunder to any parent, subsidiary or affiliate of such party or pursuant to an internal reorganization or sale or transfer of all or substantially all of said party's assets; provided, further, that any such assignment will not relieve the original party from any of its obligations hereunder.

25.6 This Agreement may be modified only by a written agreement to that effect signed by a duly authorized representative of each party.

25.7 No arbitration proceeding or legal actions, regardless of its form, related to or arising out of this Agreement, may be brought by either party more than the Statute of Limitations for the State of Washington after the cause of action first accrued.

25.8 Each paragraph and provision of this Agreement is severable and, if one or more paragraphs or provisions are declared invalid, the remaining provisions of this Agreement will remain in full force and effect.

25.9 Unisys, in furnishing the Services to Client, is acting only as an independent contractor. Except where this Agreement expressly provides otherwise, Unisys does not undertake by this Agreement or otherwise to perform any obligation of Client, whether regulatory or contractual, or to assume any responsibility for Client's business or operations.

Client and Unisys acknowledge that they have read and understand this Agreement (including the SOW and all attached exhibits, schedules and amendments) and are not entering into this Agreement on the basis of any representations not expressly set forth herein.

In Witness Whereof, the parties hereto have executed this Agreement as of the date first above written.

UNISYS CORPORATION                              Pacifica Joint Venture (Client)


By: /s/ R. J. Eastman                           By: /s/ Jeff Low
         --------------------------------          --------------------------
           Signature                                       Signature

         R.J. Eastman                                       Jeff Low
         --------------------------------       -----------------------------
           Name                                               Name

Its:     Contract Manager                       Its:  President
         --------------------------------             -----------------------
           Title                                        Title


Index
                                                death, 18, 19
                       -A-                      default, 15, 16,17
                                                defend, 4, 19
acceptance, 8                                   delinquent, 16
access, 4, 7, 11, 12                            development, 2
act of God, 15                                  disaster recovery, 11
actual damages, 16                              discipline, 11
agent, 5                                        disclaimers, 14
agents, 10, 11, 12                              disclosed, 5, 12, 13
annual adjustment, 9                            disclosure, 12
Application Software, 1, 2                      dispute, 15
arbitration, 15, 16, 20                         dispute notice, 15
arrears, 10                                     dispute resolution, 15, 16
assign, 19                                      documentation, 1, 2, 3, 7, 14
audit, 12
authority, 14                                                         -E-
authorized, 4, 12, 14, 20
                                                Effective Date, 1, 2, 3, 5, 7,11, 12
                       -B-                      employee, 5, 17, 18
                                                employees, 3, 5, 10,11,12, 14, 18
bankrupt, 17                                    employment, 5, 17,18
Base CPI, 9                                     environmental, 7
Base Date, 9                                    Equipment, 2, 3, 7,11, 12,19
best efforts, 15                                exclusive remedy, 18
Bureau of Labor Statistics, 9                   expense, 4, 6, 14
                                                expenses, 8, 10, 12,18
                       -C-                      expiration, 17
                                                extensions, 3
charges, 2,10,17,18
claim, 4,16, 18                                                       -F-
7, 18, 19
Client Equipment, 1, 2, 3, 7                    facilities, 3
Client Premises, 1, 2, 3, 4, 6, 7, 8, 11, 14    force majeure, 15
Client Teleprocessing Equipment, 1, 5           forms, 8
Client's Data Files, 13
Client-Owned Software, 1, 3, 4, 7,13                                  -
Client-Used Software, 1, 4, 6, 7
communication, 5                                good faith, 6, 11, 15, 16,17
compensation, 12
confidential, 5, 12                                                   -H-
Information, 1, 12
confidentiality, 12, 18                         human resources, 5
consent, 4, 6, 11,12, 16, 19
consents, 4                                                           -I-
consequential, 18
Consumer Price Index, 9                          incidental, 18
cooperate, 7, 17                                 indemnification, 14
copyright, 4                                     indemnify. 4, 7, 19
cost, 6                                          independent contractor, 20
costs, 6, 7, 10, 11, 12                          independent functionality, 13
covenant, 14                                     indirect, 18
coverage, 14                                     infringement, 4
CPI, 9                                           infringes, 4
credits, 9                                       injunction, 16
cure, 16,17                                      injury, 14,18, 19
cured, 17                                        insolvency, 17
Current CPI, 9                                   insolvent, 17
                                                 Installation Date, 2
                                                 insurance, 14
                       -D-                       invoice, 10

damages, 16,18





                       -L-                      represents, 14
                                                reruns, 10
late payment, 10
lease, 7, 14                                                          -S-
leases, 7
liability, 7,14, 18                             safeguards, 11
liable, 14, 18                                  security, 7, 11
license, 3, 4, 13,14, 17                        Service Center, 1, 2, 3, 4, 5, 6, 7,11, 12, 14
license fees, 17                                Services, 1, 2, 3, 4, 5, 6, 7, 8, 11,12, 13,14, 15, 16, 17, 18,
licenses, 4, 7                                     19, 20
liquidation, 17                                 settle 4
                                                severable, 20
                       -M-                      Software, 1, 2, 3, 8, 11, 12,13
                                                SOW, 1, 2, 3, 5, 6, 7, 8,10, 11, 20
maintenance, 2, 3, 7                            special, 9, 18
material, 10, 17                                Special Billing/Credit Authorization, 9
materially, 17                                  Start-up Date, 2, 3, 5, 6, 8, 10, 14
millennium, 6                                   substantially, 9, 17, 20
misappropriation, 4                             supplies, 7, 8
modifications, 14                               suspend, 16
modified, 20                                    System Software, 2
Modified Services, 2, 6, 9
Monthly Base Charge, 2, 8, 9, 10,16                                   -T-

                       -N-                      taxes, 10
                                                Term of Agreement, 2, 3, 4, 5, 6, 9, 12, 13
negligent, 18, 19                               terminate, 16, 17
Net CPL 9                                       terminated, 3, 15, 19
notice, 4, 16, 17, 18, 19                       termination, 3, 12, 13, 15, 17, 18
notices, 19                                     termination services, 17,18
                                                trade secrets, 4
                       -O-                      training, 8, 14
                                                transition, 11, 17
obligations, 6, 15, 17,19                       transition plan, 17
occupy, 7                                       transportation, 8
                       -P-                      travel, 10
                                                                      -U-
patent 4
payment, 13, 16                                 U.S. Department of Labor, 9
Percentage Change, 9                            Unisys Equipment, 2
perform, 5, 7, 11, 12, 14, 15, 18, 20           Unisys Materials, 2
performance, 6, 15, 17                          Unisys Software, 3, 4, 5, 7, 13,17
policies, 5, 11, 14
procedures, 11                                                        -V-
program manager, 5, 8
proprietary, 12, 17                             vendor, 4
proprietary information, 18                     Verification, 10
punitive, 18                                    verified, 10
punitive damages, 16                            violate, 14

                       -R-                                            -W-

reasonable, 4, 5, 7, 10, 11,12, 15              waiver, 19
receiver, 17                                    warranties, 14
recruiting, 5                                   warrants, 14
regional service center, 6                      work product, 13
Regionalization, 2, 6                           worker's compensation, 14
reimburse, 4, 10, 11
relocation, 7
remedies, 15, 16, 17
reports, 8
representations, 14

                                    EXHIBIT I
                                    ---------

                        SUMMARY OF EXHIBITS AND SCHEDULES
                        ---------------------------------



                           EXHIBITS TO THIS AGREEMENT
                           --------------------------

Exhibit   I:      Summary of Exhibits and Schedules
Exhibit  II:      Statement of Work
Exhibit III:      Term of Agreement
Exhibit IV:       Monthly Base Charge
Exhibit  V:       Special Billing/Credit Authorization



                         SCHEDULES TO STATEMENT OF WORK
                         ------------------------------

A:       Service Levels
B:       Unisys Products at CBW Facility
C:       Incremental Fees
D:       Baseline Item Processing

                                   EXHIBIT II
                                   ----------

                                STATEMENT OF WORK
                                -----------------

UNISYS service center
--------------------------------------------------------------------------------



                                   VERSION 1.0


                                    PACIFICA
                                      BANK



                                STATEMENT OF WORK




                                   MAY 5, 1998
















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this document.

                                  PACIFICA BANK
                                STATEMENT OF WORK
=============================================================================


                                Table of Contents

EXECUTIVE OVERVIEW.........................................................4

FACILITIES ................................................................4

PRODUCTS ..................................................................5

OPERATIONS SUPPORT.........................................................5

SYSTEMS SUPPORT............................................................6

TELEPHONE SUPPORT .........................................................7

ITEM PROCESSING (IP) ......................................................7

SOFTWARE...................................................................9

SHIPPING..................................................................10

DATA COMMUNICATION .......................................................10

DISASTER RECOVERY.........................................................11

AUDIT COMPLIANCE ASSISTANCE AND ANNUAL THIRD PARTY REVIEW ................12

SERVICE LEVELS ...........................................................12

SUPPLIES .................................................................12

MANAGEMENT ...............................................................12

LIMITATIONS OF LIABILITY..................................................12

EMPOWERMENT...............................................................13

COSTS AND PROVISIONS .....................................................13

AVAILABLE INCREMENTAL SERVICES ...........................................13

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this document.

                                  PACIFICA BANK
                                STATEMENT OF WORK
================================================================================

TRANSITION ..................................................................14


                             Schedules and Exhibits

A......................SERVICE LEVELS .......................................16

B...UNISYS PRODUCTS AT PACIFICA FACILITY ....................................18

C......................INCREMENTAL...........................................19

D .....................BASELINE IP VOLUMES ..................................20

E .....................CLIENT SUPPLIED SOFTWARE .............................21

X............................................................................22

EXHIBIT IV...................................................................23

























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
                                  PACIFICA BANK
                                STATEMENT OF WORK
================================================================================

--------------------------------------------------------------------------------
EXECUTIVE OVERVIEW
--------------------------------------------------------------------------------

UNISYS is committed to focusing on what we do best: provide mission-critical information systems solutions that achieve strategic business objectives for Unisys clients throughout the world. Through years of successful partnership with our customers, Unisys offers an extensive suite of hardware, software and professional support solutions to the financial services industry. Unisys products are highly valued by our comprehensive and loyal customer base.

Unisys is proposing professional services on an client owned ITI4201-11, including resource management (ITI RM) and item processing (IP). Facilities at the Unisys Service Center (USC) in Bakersfield, CA will provide the ITI RM and host services. Unisys personnel will manage the IP transport services and equipment located at our Bellevue, WA facility.

The professional services provided by Unisys will enable Pacifica Bank to provide the level of high quality services necessary to compete in today's market. In the spirit of a long-term business partnership, Unisys will consult with Pacifica Bank to identify and implement future information technology services that are cost-effective, allowing the bank to maximize the return on their investment, while providing the highest quality of service to Pacifica Bank's customers.

The Due Diligence process will conclude within 45 days of signing of the contract. Upon completion of Due Diligence period the Statement of Work will be revised accordingly and approved for implementation.

--------------------------------------------------------------------------------
FACILITIES
--------------------------------------------------------------------------------

Unisys will provide services to Pacifica Bank using our USC-Bakersfield facility located at 3101 Pegasus Drive, Bakersfield, CA. This facility is designed for, and currently provides, services to financial institutions throughout the West. It complies with all State and Federal guidelines for financial institutions and meets State and Federal safety and environmental standards. All computer equipment at USC-Bakersfield is attached to our Uninterruptable Power Supply
(UPS) and generator to prevent downtime associated with power outages. Item processing will be done at our Bellevue, Washington facility located at 3650 131 st Avenue SE, Bellevue, WA.

Unisys security is on a need to know basis. Unisys uses a card-key system to restrict access to authorized individuals within the USC Bakersfield and Bellevue operations centers. The security system will be operated 24 hours a day, 7 days a week. Unisys has segregated duties, where appropriate, to insure data security and integrity.

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this document.

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                                     Page 4

                                  PACIFICA BANK
                                STATEMENT OF WORK
================================================================================
--------------------------------------------------------------------------------
PRODUCTS
--------------------------------------------------------------------------------

To deliver the services outlined in this Statement of Work (SOW) Unisys will provide Unisys host and data communication, item processing, and data communications products at USC-Bakersfield and Bellevue. Title for the Unisys owned products shall remain with Unisys. Unless otherwise indicated, the costs for the ongoing support of the products will be borne by the party owning the products or holding the licenses.
--------------------------------------------------------------------------------
OPERATIONS SUPPORT
--------------------------------------------------------------------------------

         A.  Hours of Operation

             1. Unisys will provide operations  staffing in the  USC-Bakersfield office from Monday 7:00 AM through Saturday 2:00 PM, Pacific Standard Time. Bellevue normal hours of operations are from Monday through Friday 7:00 AM to 11:00 PM or when work is completed.

             2. The ITI RM  system  will be  available  7 hours a day 24 hours a
                week,   with   the   exception   of   scheduled   downtime   for
                system-related functions.

             3. To provide the  contracted  IP  services,  Unisys  will  furnish operations support for, and usage of, the IPS application residing on a Unisys system at the Bakersfield or Concord office.

             4. Given  reasonable   notice,   Unisys  will  extend  coverage  to
                accommodate special events.

             5. USC operations personnel are on call during off hours to respond to unscheduled system interruptions.

         B. Supervision

             1. Unisys will monitor system usage, status and availability.

             2. Unisys will optimize data  processing  operations and functional efficiency,

             3. Activity lists, checklists, and reports associated with computer systems and computer center equipment will be maintained.

             4. Unisys will perform  normal  computer  room  functions,  such as system startup/shutdown, job execution, peripheral n0 operations, printing, file transfers, clerical work and other functions consistent with standard computer operations practices throughout the computer industry.

--------------------------------------------------------------------------------
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

                                  PACIFICA BANK
                                STATEMENT OF WORK
=============================================================================

             5. Unisys   will   connect   the   Pacifica   Bank  system  to  the
                USC-Bakersfield computer network. Through this network connection Unisys will provide open reel tape support at USC-Bakersfield.

         C. Tape Control and Maintenance

             1. Unisys will prepare, maintain,  control, store and inventory all magnetic media used within the data center.

             2. Unisys will establish,  manage and maintain a library  operation for magnetic media, including a catalog of tapes/disks.

             3. Unisys will manage the acquisition of media  supplies.  Pacifica
                Bank will be charged $20.00 for each tape not returned within 90 days of original shipping date.

             4. Unisys  will  designate  the  location  of an  off-site  storage facility.

             5. Maintenance   on   Hardware   and   Software   is  paid  by  the
                owner/licensee.

         D. Production Schedules

             1. Unisys  will  use  every  reasonable  effort  to  adhere  to the agreed-upon production schedule.

             2. Baseline production schedules, including preventive maintenance, will be agreed upon 30 days prior to the Start-Up Date.

             3. Procedures  for rush and special  requests  will be developed by
                Unisys and mutually agreed upon prior to initiation of the work.

             4. Microfiche  development  will occur in California and be shipped to Pacifica Bank via Federal Express with a one business day delay if elected as an optional service.

--------------------------------------------------------------------------------
SYSTEMS SUPPORT
--------------------------------------------------------------------------------
         A. Host System

             1. USC-Bakersfield  will provide  systems  support to implement new host systems and IPS application software release levels.

             2. Unisys  will  manage  Pacifica  Bank's  host data  communication network up to the point of presence provided at Pacifica Bank's site.

             3. As  detailed  in SOW  Section X,  Unisys will manage all logical host network configurations for Pacifica Bank to provide host connectivity for Pacifica Bank's host data terminals.

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                                  PACIFICA BANK
                                STATEMENT OF WORK
================================================================================

             4. Pacifica  Bank may  elect to  locate  future  systems  in Unisys facilities. Future requests will be subject to negotiations and due diligence to develop scope of responsibility and fee structures.

         B.       Provisions

             1. System   support   will  be  provided   for  special   emergency
                operations, such as:
                a) Database and file updates,  recoveries,  loading,  unloading, sizing, resizing, formatting, reformatting and host communications network reconfiguration.

             2. Systems support will be provided to:
                a) Install and setup Unisys IP operation  for Pacifica  Bank, to manage the system and required software, to install and setup the Unisys remote print system, and to manage the system and required software.

         C.       Printing Services

             1. Unisys will remote print all  Pacifica  Bank reports on Pacifica
                Bank   provided   printers   at   Pacifica   Bank   location(s).

--------------------------------------------------------------------------------
TELEPHONE SUPPORT
--------------------------------------------------------------------------------

Telephone support will be available during operating hours (Monday through Thursday, 7:30 AM through 5:30 PM, Friday, 7:30 AM through 6:00 PM). All times are Pacific Standard Time.

--------------------------------------------------------------------------------
ITEM PROCESSING (IP)
--------------------------------------------------------------------------------

         A.  Proof and Encoding

                1. Unisys will provide  proof of deposit  functions for Pacifica
                   Bank in accordance with current USC procedures.

                2. Unisys will perform normal proof operations  (e.g.  encoding, balancing, error correction, ticket preparation, error photocopy) consistent and commonly associated with standard proof practices throughout the serviced banking industry.

         B. Capture Operations

                1. Unisys  will  operate  reader-sorter   equipment  and  reject
                   re-entry terminals to provide necessary input to Pacifica Bank's financial systems; document
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
                                  PACIFICA BANK
                                STATEMENT OF WORK
================================================================================

                   endorsement; document microfilm; sort documents; and prepare transit cash letters.

                2. Unisys  will  provide  an  exception  pull to  systematically select non-posted items that will be sent daily to Pacifica Bank for processing.

                3. Upon receipt of the non-posted items, Pacifica Bank will make a determination of which non-posted items are to be paid or returned. The non-posted items will then be handled as indicated below:

                   a) Items to be paid will be returned to Unisys.
                   b) Items  to  be  returned  will  be  appropriately  encoded, stamped, a tape listing made, certified to the non-posted report, and the tape listing initialed for verification of the total by Pacifica Bank.
                   c) The returns will then be placed in a "special" return item bag and forwarded to Unisys who will then forward them to the Federal Reserve.

         C.        Items Storage and Research

                1. Items  not   forwarded  to  Pacifica   Bank  for   additional
                   processing will be stored at an Unisys facility until the end of the appropriate cycle and then returned to Pacifica Bank.

                2. Unisys  will  perform   research  on  items  that  have  been
                   processed in the last 48 hours or in times that microfiche or microfilm has not been delivered to the Bank.

                3. Unisys will provide Fiche, film and Inclearing detail list to enable Pacifica Bank to perform research.

         D.       Bulk File and Statement Sort

                1. Unisys  will  provide  for  bulk  file  and  statement   sort
                   operations.

                2. The bulk file cycles will be pulled and sorted as required.

         E.       Statement Rendering

                1. Unisys will  provide  Pacifica  Bank with Image  Statement or
                   Check Return or Check Truncation production as service become available.

                2. Unisys will stuff and mail Pacifica Bank customer statements.

                3. Unisys will print the statements.
--------------------------------------------------------------------------------
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
                                  PACIFICA BANK
                                STATEMENT OF WORK
===============================================================================

                4. In addition to the items,  at no  additional  charge,  Unisys will include insertion of one additional insert.

                5. Pacifica Bank will  contract with a mail  processor to handle mailing services.

                6. Unisys will forward,  latex sealed,  envelopes to Mail Movers our preferred mail processor, or a vendor who provides a similar service, that will affix postage and deliver mail the Post Office.

         F.       Inclearings and Same-Day-Settlement Presentments

                1. Pacifica     Bank    will     receive     Inclearings     and
                   same-day-settlement   presentments   at  the   Bellevue,   WA
                   facility.

                2. Unisys will collect the items from the FED for Pacifica  Bank facility via an AM courier run.

         G.       Courier

                1. Pacifica Bank will manage, and have financial  responsibility for, all inbound and outbound courier including morning and nightly transit runs from the branch(s) offices.

                2. Unisys  will  provide  a  courier  for the AM FED  inclearing pickups and the PM cashletter and item deliveries.

         H.       Baseline Volumes

                1. The proposed IP services  include baseline volumes and excess volume charges outlined in Schedule D. The IP services will be provided Monday through Friday, except for Pacifica Bank holidays.

--------------------------------------------------------------------------------
SOFTWARE
--------------------------------------------------------------------------------

         A.       Unisys

                  To provide the services outlined in this SOW Unisys will include IPS for item processing. The license and right to use these software modules will remain with Unisys.

         B.       Customer Licensed

                1. Unisys will support  Pacifica Bank's ITI,  Unisys,  and other third party licenses in accordance with the vendor's terms and conditions.

                   a) Unisys    may    need    to    review     the     possible
                      operation/performance impact of any additional third party software and may require modifications in our operations or fee requirements.

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                                  PACIFICA BANK
                                STATEMENT OF WORK
================================================================================

                2. Unisys will perform  periodic  product updates as directed by
                   Pacifica Bank and in accordance with vendor procedures.

                   a) Pacifica Bank will retain the  responsibility for securing and continuing these license support agreements.

                   b) ITI  licenses  include  application  products and internal system interfaces.

                3. Pacifica  Bank  will  be  responsible  for  all  initial  and continuing parameter definition assistance. In addition, Pacifica Bank will be responsible for any incremental ITI services or training.

                4. Pacifica Bank will provide the necessary software licenses to support the implementation of this statement of work as depicted in the Schedule E module.

--------------------------------------------------------------------------------
SHIPPING
--------------------------------------------------------------------------------

                1. Unisys will provide Pacifica Bank with shipping services (via
                   Federal Express or similar service) between Unisys and Pacifica Bank or third parties as required and incremental to this SOW, billed at actual cost.

--------------------------------------------------------------------------------
DATA COMMUNICATION
--------------------------------------------------------------------------------

         A.       Provisions

                1. Unisys  will  provide  data  communications  facilities,  and connectivity between the USC-Bakersfield and the Pacifica BANK PRIMARY site.

                   a) Unisys will manage this primary network.

                   b) Pacifica  Bank will provide  USC-Bakersfield  with support
                      and   assistance   in   the   resolution   of   any   data
                      communications problems.

                   c) The  minimum  bandwidth  provided  by  Unisys  will  be  a
                      Frame-Relay 64K circuit.

                   d) Unisys  will  also  install a ISDN (if  available)  backup circuit from the Unisys Bellevue facility to Pacifica Bank's primary site. Any usage costs for this circuit will be passed on to the Bank.

                   e) Unisys,  at the Bank's  request,  will acquire and support and internal WAN link between each Bank's locations for a charge of cost plus 15% and equipment costs. Unisys' responsibility will be limited to the router for the point of presence at each location. Unisys recommends ISDN backup circuits at each location to ensure service levels and can not assume service level commitments without this service.

--------------------------------------------------------------------------------
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                                  PACIFICA BANK
                                STATEMENT OF WORK
================================================================================

         B.       Responsibilities

                1. Responsibility for operation, installation, and management of
                   Pacifica Bank's distributed network will remain with Pacifica Bank, with the exception that Unisys will manage the data communication link between Bakersfield and the Unisys router at Pacifica Bank's site.

                2. Unisys  will  assist   Pacifica  Bank  with  future   network
                   requirements beyond the scope of this SOW for additional cost if requested by Pacifica Bank.

                3. Unisys will  contract  for and manage the  operation of these circuits with the associated installation and recurring costs borne by Pacifica Bank. Unisys will absorb the cost of any data communication equipment required for the operation of these circuits.

                4. Upon  request  Unisys  will  provide  dial-up  communications capabilities with any required costs borne by Pacifica Bank.

                5. Pacifica Bank will be responsible for any data  communication circuits, equipment, and installation required for use with third party entities (e.g. ATM switch).

--------------------------------------------------------------------------------
DISASTER RECOVERY
--------------------------------------------------------------------------------

         A.       Provisions

                1. Unisys will provide disaster recovery capability for host and item processing.

                2. Unisys  will work with  Pacifica  Bank to  develop  necessary changes to Pacifica Bank's business resumption plan to incorporate the Unisys agreement.

                   a) It  is  important  to  note  that  Unisys  will  have  the responsibility for the recovery of the data center but cannot assume responsibility for the Pacifica Bank business resumption plan.

         B.       Backup

                1. If the  duration  of the outage is expected to be 24 hours or longer, Unisys will declare a disaster within 8 hours and relocate data processing and item processing operations to the backup site within 24 hours of declaration.

                2. The  current  Unisys  HOST backup site is located in Arizona.
                   The current item processing backup site for Pacifica Bank will be at USC-Bakersfield.

                3. Without impacting service commitments, and with prior notice,
                   Unisys reserves the right to change backup arrangements.

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
                                  PACIFICA BANK
                                STATEMENT OF WORK
================================================================================

         C.       Off-Site Testing

                1. USC conducts and  coordinates one (1) annual off-site test of the disaster recovery capability.

                   a) Pacifica Bank will  participate so audit  requirements may be satisfied.

                   b) Should Pacifica Bank require an independent  test,  Unisys will provide a separate quote upon request.

--------------------------------------------------------------------------------
AUDIT COMPLIANCE ASSISTANCE AND ANNUAL THIRD PARTY REVIEW
--------------------------------------------------------------------------------

Unisys will participate with Pacifica Bank to satisfy any regulatory or third party audit requirements. The scope of the USC involvement will be limited to the services outlined in this SOW. Unisys will contract for an annual Third Party review of USC operations and provide Pacifica Bank with the results of that review.
--------------------------------------------------------------------------------
SERVICE LEVELS
--------------------------------------------------------------------------------

The service requirements are defined in terms of specific Service Levels (Schedule A). Unisys will work with Pacifica Bank to determine mutually agreed upon timings and deadlines for all work. Provisions will be arranged for Pacifica Bank requested extensions.
--------------------------------------------------------------------------------
SUPPLIES
--------------------------------------------------------------------------------

Customer consumable supplies (see Schedule C) charges will be incremental to the SOW. All other supplies used by Unisys will be considered consumable and the costs for these supplies will be borne by Unisys. The charge for customer consumable supplies will be paid directly by Pacifica Bank or, if purchased through USC, billed monthly in arrears. USC will provide space to store up to a 45-day supply of Pacifica Bank owned supplies or forms for usage at USC.
--------------------------------------------------------------------------------
MANAGEMENT
--------------------------------------------------------------------------------

Unisys provides customers with a monthly report indicating actual utilization and USC performance in comparison with baselines. While these reports are currently in existence, Unisys will work with Pacifica Bank to adopt reasonable modifications to afford Pacifica Bank management the ability to gather as much information as possible for their particular requirements.
--------------------------------------------------------------------------------
LIMITATIONS OF LIABILITY
================================================================================
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
                                  PACIFICA BANK
                                STATEMENT OF WORK
================================================================================

Pacifica Bank is requiring Unisys to maintain in its possession, for specified periods of time, Pacifica Bank's data and documents. Although in the possession of Unisys, the liability for the documents and data will still reside with Pacifica Bank.
--------------------------------------------------------------------------------
EMPOWERMENT
--------------------------------------------------------------------------------

Pacifica Bank is requiring Unisys to process specific types of transaction that are required to be created under clearly defined circumstances, and that are necessary to maintain the integrity of Pacifica Bank's ledgers. Pacifica Bank has established, and will establish correspondent relationships with other financial institutions and has certain other relationships with or through certain agencies to process the work for Pacifica Bank. Unisys will be required to interact with these institutions/agencies. To facilitate the interaction, Pacifica Bank will notify these institutions/agencies of Unisys participation.
--------------------------------------------------------------------------------
COSTS AND PROVISIONS
--------------------------------------------------------------------------------

The monthly base charges for the services provided in this SOW are set forth in
Exhibit IV. Items such as certain supplies, and shipping are incremental to the base charge. Unisys and Pacifica Bank recognize that from time to time during the term of this agreement Pacifica Bank may require incremental service external to this SOW as well as additional temporary or permanent increases in Unisys support services or the acquisition of additional products. When these are requested by Pacifica Bank, Unisys will receive payment for all fees and expenses as separately agreed upon.

Client or Agents thereof induced Reruns, as stated in the Data Processing Services Agreement 9.5, that require additional Unisys resources will be expensed in accordance with Schedule C provided in this SOW. Additional Unisys resources is defined as follows:

         Operations support that requires staffing changes and/or non-scheduled shift changes.

         Systems support that require work load re-deployment and/or over-time,

--------------------------------------------------------------------------------
AVAILABLE INCREMENTAL SERVICES
--------------------------------------------------------------------------------

In general, Unisys provides additional services not outlined in this SOW. Although these services are not provided as part of this SOW, at the request of Pacifica Bank, these or other new services can be made available to Pacifica Bank. The fees for these services (see Schedule C) are incremental to the Monthly Payment Schedule (see Exhibit IV).
--------------------------------------------------------------------------------
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
                                  PACIFICA BANK
                                STATEMENT OF WORK
================================================================================
--------------------------------------------------------------------------------
TRANSITION
--------------------------------------------------------------------------------

         A.       Standard Operating Procedures (SOP)

                1. Unisys  will  develop a  transition  plan  that will  clearly define responsibilities, benchmarks and deliverables for both parties.

                2. Unisys will develop Standard  Operating  Procedures (SOP) for
                   Pacifica Bank operations.

                3. Pacifica Bank will provide  reasonable support and assistance to Unisys in completing the development of the SOP.

                4. Other services provided during the transition include:

                   a) Installation of hardware and software at USC-Bakersfield

                   b) Management and setup of data communication implementation

                   c) Project Management

                   d) ITI RM and IP production setup

                   e) Integration of disaster recovery plan

                   f) Consulting and parameter setup assistance

                   g) Set-up of Unisys  products at the Pacifica Bank site (does not include wiring).

                   h) Data communications

                   i) Item processing

                   j) Unisys will provide a host system training database on the
                      Pacifica Bank system to encourage Pacifica Bank's staff training prior to conversion.

--------------------------------------------------------------------------------
YEAR 2000 TESTING
--------------------------------------------------------------------------------

With the increasing focus on the year 2000 issue, many efforts are underway at the Unisys Service Center with our Y2K committee. In addition to our own internal validations we are now in a position to offer ITI Y2K testing.

ITI has offers a module to its license holders which can be utilized for the Y2K testing. The Unisys Service Center will take this module and test it on Pacifica Bank's NX4201 computer using your actual ITI database. It is necessary for you to purchase this module directly from ITI. Our normal charge for this service will be waived for the first initial test. If additional testing is required a flat charge of $1000 per test will be charged to cover our additional resource costs. We will work on a mutually convenient schedule to determine the testing date when resources are available.

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

                                  PACIFICA BANK
                                STATEMENT OF WORK
================================================================================

               THE YEAR 2000 TESTING SCENARIO WILL BE AS FOLLOWS:

o Using the 12-30-98 database backup on available system create the Y2K ITI database
o  Using the original 12-31-98 blocks load and process end of year 1998
o  Roll the ITI processing dates to 12-31-99 and process end of year 1999
o  Halt Load the system setting the date and time to 11:58pm 12-31-99
o  Allow the system to naturally roll to 1-1-2000
o  Roll the ITI processing dates to 12-31-99 and process end of year 1999
o  Roll the ITI application dates to 1-1-2000 and produce balancing reports
o (upon request) Enable Online system and provide predetermined terminals access through existing network infrastructure to the Y2K system
o  Backup test system and retain for future use






                             SCHEDULES AND EXHIBITS














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

                                  PACIFICA BANK
                                STATEMENT OF WORK
================================================================================

                                   SCHEDULE A

                                 SERVICE LEVELS


On-Line Availability              Unisys will maintain 98% on-line  availability
                                  between the hours 7:00 AM and 8:00 PM, Monday through Friday, and 7:00 AM to 2:00 PM on
                                  Saturday.

Statement Rendering               Unisys will  maintain a four-(4)  business day
                                  turnaround. This turnaround begins at the time all items are in the possession of Unisys until the delivery of statements to the client contracted mail processor.

Special Requests                  Special  Requests are defined as the execution
                                  of  programs   for  jobs  outside  the  normal
                                  production  cycle or the execution of programs
                                  or jobs that  require  special  conditions  be
                                  established   requiring   dedicated  technical
                                  and/or system resources.

                                  Unisys will insure that Special Requests be turned around within 24 hours, 98% of the time. This does not include Special Requests that, in Unisys' opinion, will require substantial resources. For example: reloading a prior-period database. In these instances, Unisys will work with the requesting department and establish a time when the request can be processed.

Data File Transfer and            To be determined during due diligence process.
Transmission Deadlines            .

IP and ITI RM Work Delivery       Unisys  will  make  the  work   available  for
                                  courier pickup by 6:30am.

IP and ITI RM Work Arrival        All Item Processing work must be in the Unisys
                                  facility by 7:30pm to meet a corespondent delivery time of midnight.

--------------------------------------------------------------------------------
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
                                  PACIFICA BANK
                                STATEMENT OF WORK
================================================================================
































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
                                  PACIFICA BANK
                                STATEMENT OF WORK
================================================================================

                                   SCHEDULE B


                  UNISYS PRODUCTS AT THE PACIFICA BANK FACILITY

Style                             Description                        Quantity

Subject to Due Diligence          Data Communications Equipment      As Required

































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                                  PACIFICA BANK
                                STATEMENT OF WORK
=============================================================================




                                   SCHEDULE C


                                INCREMENTAL FEES
Description                              Fee

Optical Media                            Actual Cost
Magnetic Tapes                           $20.00 per Tape
Microfiche                               Actual Cost
Printer, Supplies,.Paper and Forms       Actual Cost
Shipping. and Postage                    Actual Cost
Facsimile Charges                        Included
Proof Endorsement Plates                 Included
Proof Program Chips                      Included
Bank Specific Forms                      Bank provided
Microfilm Development                    Included
Document Shredding j                     Actual cost plus 15%
Additional Inserts (1 Included)          $.02 Per Insert
Remittance Processing                    Custom Quote
Mail Room Services                       Custom Quote
PC Training and Support                  Custom Quote
Computer Operator                        $75.00 per hour 2 hr. minimum
Computer Operator On-Call                $40.00 per hour 4 hr. minimum
Technical Analysts                       $125.00 per hour 2 hr. minimum
Technical Analysts On-Call               $50.00 per hour 4 hr. minimum


--------------------------------------------------------------------------------
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
                                  PACIFICA BANK
                                STATEMENT OF WORK
================================================================================

                                   SCHEDULE D
                               BASELINE IP VOLUMES

                                                                                              Excess
                                         Monthly Volumes                                      Volume
Baseline Description        Year I       Year 2        Year 3         Year 4        Year 5     Unit
                                                                                               Fees

Inclearings, Encoded        16,000       28,000        41,600         51,200        67,200     .025
          OTC
Un-encoded OTC               8,000       14,400        20,800         25,600        33,600     .050

Total ITEMS                 24,000       43,200        62,400         76,800       100,800


Image DDA Statements           500          900         1,300          1,600         2,100      .50
     Truncated DDA               0            0             0              0             0      .20
        Statements
   Check Return DDA              0            0             0              0             0      .75
        Statements
IRA/CD Statements              100          250           400            550           700      .20
Loan Statements                250          500           850          1,100         1,300      .20



Note: Check Return DDA Statements will be provided at no additional charge until Image DDA Statements are available from Unisys - Bellevue, WA Service Center for ITI clients.

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
                                  PACIFICA BANK
                                STATEMENT OF WORK
=============================================================================

                                   SCHEDULE E
                            CLIENT SUPPLIED SOFTWARE
CIS______Central Information System
DDA______Demand Deposit Accounting System
SAV______Savings Accounting System
COD______Certificate of Deposit Accounting System
LAS______Loan Accounting System
FMS______General Ledger Accounting System
IES______Item Entry System
DMH______Premier Image Director Host Module
DFT______Data Communications file Transfer Module
FHS______FileXpress-ST Host Software
FCR______Federal Call Reporting
RRM______Retirement Reporting Module '
EIM______"Express" Exception Item Module
BFM______Bulk Filing Module
DPB______Bulk Filing Module Interface
UP15_____Universal Proof Interface
Y2K______Year 2000 Database Module Subscription
ATM______ATM File Transfer Module
ATMI_____ATM File Transfer Network Interface Module
CON______ITI Connect 16 bit for Windows (1 each workstation)
FEX______File Express for Windows
CON______ITI Connect 32 bit for Windows

--------------------------------------------------------------------------------
Use or Disclosure of this data subject to the restrictions on the title page of this document.

UNISYS service center
                                     Page 21

                                  PACIFICA BANK
                                STATEMENT OF WORK
================================================================================



                                   SCHEDULE X

































--------------------------------------------------------------------------------
Use or Disclosure of this data subject to the restrictions on the title page of this document.

UNISYS service center
                                     Page 22

                                  PACIFICA BANK
                                STATEMENT OF WORK
================================================================================

                                   EXHIBIT III

                          TERM OF AGREEMENT AND OPTIONS

Term of Agreement:                                   Five (5) Years
Start-up Date                                        TBD__________, 199_




Term:

The Term of Agreement is Five (5) years from the Start-up Date.




Options:

In the event Pacifica Bank In Organization is denied State Charter before July 15, 1998, Unisys will cease services and Pacifica Bank In Organization will not be responsible for further payment other than the return of any Unisys owned equipment. In the event Pacifica Bank is denied State Charter after July 15, 1998, Pacifica Bank In Organization's responsibilities will be limited the cost of Unisys expenses incurred as a result of services provided to Pacifica Bank In Organization after July 15, 1998.

                                   Exhibit IV
                            Monthly Payment Schedule

Payment              Monthly                Monthly                Calendar                 Contract
Number               Due Date             Base Charge                Total                    Total
----------------------------------------------------------------------------------------------------
      0                TBD      $           18,000.00
      1                TBD      $            6,000.00
      2                TBD      $            6,000.00
      3                TBD      $            6,000.00
      4                TBD      $            6,000.00
      5                TBD      $            6,000.00
      6                TBD      $            6,000.00
      7                TBD      $            6,000.00
      8                TBD      $            6,000.00
      9                TBD      $            6,000.00
      10               TBD      $            6,000.00
      11               TBD      $            6,000.00
      12               TBD      $            6,000.00 $              90,000.00 $           90,000.00
----------------------------------------------------------------------------------------------------
      13               TBD      $            8,200.00
      14               TBD      $            8,200.00
      15               TBD      $            8,200.00
      16               TBD      $            8,200.00
      17               TBD      $            8,200.00
      18               TBD      $            8,200.00
      19               TBD      $            8,200.00
      20               TBD      $            8,200.00
      21               TBD      $            8,200.00
      22               TBD      $            8,200.00
      23               TBD      $            8,200.00
      24               TBD      $            8,200.00 $              98,400.00 $          188,400.00
----------------------------------------------------------------------------------------------------
      25               TBD      $           10,200.00
      26               TBD      $           10,200.00
      27               TBD      $           10,200.00
      28               TBD      $           10,200.00
      29               TBD      $           10,200.00
      30               TBD      $           10,200.00
      31               TBD      $           10,200.00
      32               TBD      $           10,200.00
      33               TBD      $           10,200.00
      34               TBD      $           10,200.00
      35               TBD      $           10,200.00
      36               TBD      $           10,200.00 $             122,400.00 $          310,800.00
----------------------------------------------------------------------------------------------------
      37               TBD      $           11,565.00
      38               TBD      $           11,565.00
      39               TBD      $           11,565.00
      40               TBD      $           11,565.00
      41               TBD      $           11,565.00
      42               TBD      $           11,565.00
      43               TBD      $           11,565.00
      44               TBD      $           11,565.00
      45               TBD      $           11,565.00
      46               TBD      $           11,565.00
      47               TBD      $           11,565.00
      48               TBD      $           11,565.00 $             138,780.00 $          449,580.00
----------------------------------------------------------------------------------------------------
      49               TBD      $           13,460.00
      50               TBD      $           13,460.00
      51               TBD      $           13,460.00
      52               TBD      $           13,460.00
      53               TBD      $           13,460.00
      54               TBD      $           13,460.00
      55               TBD      $           13,460.00
      56               TBD      $           13,460.00
      57               TBD      $           13,460.00
      58               TBD      $           13,460.00
      59               TBD      $           13,460.00
      60               TBD      $           13,460.00 $             161,520.00 $          611,100.00
----------------------------------------------------------------------------------------------------

                         Total: $          611,100.00